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                                                                   Exhibit 10.1



                             BRIDGE LOAN AGREEMENT

                                  dated as of

                                 August 2, 1999

                                     among

                            Creditrust SPV99-2, LLC
                                  as Borrower

                           CRDT SPV99-2 Capital, Inc.
                                 as a Guarantor

                             Creditrust Corporation
                              as Parent Guarantor

                           THE LENDERS named herein,

                                      and

                 Norwest Bank Minnesota, National Association,
                            as Administrative Agent





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                  THIS BRIDGE LOAN AGREEMENT, dated as of August 2, 1999 (as amended, restated and/or otherwise modified from time to time, this "AGREEMENT"), is by and among:

                  (a) Creditrust SPV99-2, LLC, a Delaware limited liability company (the "BORROWER"),

                  (b) CRDT SPV99-2 Capital, Inc., a Delaware corporation ("CAPITAL"), as guarantor;

                  (c) Creditrust Corporation, a Maryland corporation and the direct parent of the Borrower, as guarantor (the "PARENT GUARANTOR"),

                  (d) Norwest Bank Minnesota, National Association, as Administrative Agent, and

                  (e) the Lenders set forth on the signature pages hereto.

                  The parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ADMINISTRATIVE AGENT" means Norwest Bank Minnesota, National Association., acting as agent pursuant to Article X or any successor or replacement Administrative Agent, acting in such capacity.

                  "AFFECTED PARTY" means any Lender, any beneficial owner of any Lender, and their respective successors and assigns.

                  "AFFILIATE" as to any Person means, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGREEMENT" has the meaning specified in the preamble to this Agreement.

                  "ASSET SALE" means any Disposition of Property or series of related Dispositions of Property by the Parent Guarantor or any of its Subsidiaries (other than the Borrower and Capital) that yields gross proceeds to the Parent Guarantor or such Subsidiary (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1.0 million; PROVIDED, that the Disposition of obsolete or worn out property in the ordinary course of business shall not be deemed an Asset Sale.

                  "ASSET SECURITIZATION" means the private placement of up to $45.0 million in fixed rate Creditrust Receivables-Backed Notes, Series 1999-1, by Creditrust SPV99-1, a Wholly Owned Subsidiary of the Parent Guarantor.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of EXHIBIT A or such other form as shall be approved by the Administrative Agent.

                  "AVAILABLE FUNDS" means, for any period, the sum of (a) the Net Cash Proceeds recovered with respect to each Consumer Receivable during such period, LESS (b) (i) the amount of interest paid in respect of the Bridge Loans for such period and (ii) any amounts paid pursuant to the optional prepayment provisions of Section 2.6 during such period to the extent that such amounts are paid with Net Cash Proceeds recovered with respect to Consumer Receivables during such period. In addition, Available Funds as of November 30, 1999 shall include net proceeds of Bridge Loans not used to acquire Consumer Receivables on or before the end of such period.

                  "AVAILABLE FUNDS PAYMENT DATE" means (a) with respect to the first Available Funds Payment date after the Closing Date, October 15, 1999 and
(b) with respect to each subsequent Available Funds Payment Date, the 15th day of each month after the Closing Date for so long as the Loans remain outstanding; PROVIDED, HOWEVER, that in addition to the Available Funds Payment Dates set forth in clauses (a) and (b) of this definition, November 30, 1999 shall be an Available Funds Payment Date solely with respect to the amounts referred to in the last sentence of the definition of "Available Funds" set forth above.

                  "BANK" has the meaning specified in Section 4.28.

                  "BANKRUPTCY LAW" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  "BENEFICIAL OWNER" and "BENEFICIAL OWNERSHIP" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                  "BLOCKED ACCOUNT AND LOCK-BOX AGREEMENT" has the meaning specified in Section 4.28.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor.

                  "BORROWER" has the meaning specified in the preamble to this Agreement.

                  "BRIDGE LOAN" means a loan made by any Lender to the Borrower pursuant to Section 2.1.

                  "BRIDGE NOTE" means a promissory note of the Borrower in the form attached as EXHIBIT B hereto evidencing the Bridge Loan and, subject to the Conversion Date having occurred, Term Loan of any Lender.

                  "BUSINESS DAY" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

                  "CAPITAL" has the meaning specified in the preamble to this Agreement.

                  "CAPITAL LEASE OBLIGATIONS" as to any Person means, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or

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personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL MARKETS TRANSACTION" has the meaning specified in
Section 2.5(a).

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper or other obligations of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CHANGE OF CONTROL" means (i) any event upon which the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Parent Guarantor (determined on a fully diluted basis); (ii) the Permitted Investors shall cease to own of record and beneficially an amount of common stock of the Parent Guarantor equal to at least 50.0% of the amount of common stock of the Parent Guarantor owned by the Permitted Investors of record and beneficially as of the Closing Date; (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than 25.0% of the outstanding common stock of the Parent Guarantor; (iv) the board of directors of the Parent Guarantor shall cease to consist of a majority of Continuing Directors; or (v) the Parent Guarantor shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Parent Guarantee and Collateral Agreement).

                  "CHANGE OF CONTROL FEE" means a fee equal to 1.0% of the principal amount of the Loans prepaid pursuant to the Change of Control Offer.

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                  "CHANGE OF CONTROL OFFER" has the meaning specified in Section
4.24(a).

                  "CHANGE OF CONTROL PAYMENT" has the meaning specified in
Section 4.24(a).

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
Section 4.24(a).

                  "CLOSING DATE" means the date on or before August 2, 1999 on which the Bridge Loans are funded and the conditions set forth in Article V are satisfied or waived in accordance with Section 11.3.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

                  "COLLATERAL" means (a) all Property of the Borrower and Capital, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document and (b) all of the Capital Stock of the Borrower.

                  "COMMITMENT" means, with respect to any Lender, the amount set forth opposite such Lender's name on EXHIBIT J thereto.

                  "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "CONSOLIDATED EBITDA" of any Person for any period means, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Parent Guarantor, the Borrower and Capital, the Loans and the Guarantees thereof), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; PROVIDED that for purposes of calculating Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by the Parent Guarantor or any of its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either
(1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the

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Consolidated EBITDA of any Person Disposed of by the Parent Guarantor or any
of its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

                  "CONSOLIDATED INTEREST COVERAGE RATIO" for any period means, the ratio of (a) Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Parent Guarantor and its Subsidiaries for such period.

                  "CONSOLIDATED INTEREST EXPENSE" of any Person for any period means, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person and its Subsidiaries with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "CONSOLIDATED NET INCOME" of any Person for any period means, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that in calculating Consolidated Net Income of the Parent Guarantor and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it is merged into or consolidated with, or becomes a Subsidiary of, the Parent Guarantor or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent Guarantor) in which the Parent Guarantor or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent Guarantor or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Parent Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "CONSOLIDATED NET WORTH" at any date means, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Parent Guarantor and its Subsidiaries under stockholders' equity at such date.

                  "CONSUMER RECEIVABLES" means receivables in consumer credit card, revolving and installment accounts acquired by the Borrower, directly or indirectly, from the banking institutions and merchants that originated the accounts and their assignees and collections in respect thereof.

                  "CONTINUING DIRECTORS" as to any Person means, the directors of such Person on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of such Person is recommended by at least 662/3% of the then Continuing Directors or such other director receives the vote of each of the shareholders of such Person on the Closing Date in his or her election by the shareholders of such Person; PROVIDED, HOWEVER, that as long as the Permitted Investors own of record and beneficially an amount of common stock of the Parent Guarantor equal to at least 35% of the amount of issued and outstanding common stock of the Parent Guarantor and no other person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) beneficially owns (as such terms are used in such Sections) more of the Parent Guarantor's issued and outstanding common stock than the Permitted Investors, any director of the Parent Guarantor elected in accordance with Maryland law and with the affirmative vote of all of the Permitted Investors, or with the affirmative vote of Joseph K. Rensin in the case of an election held solely by the Parent Guarantor's Board of Directors, shall be a Continuing Director.

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                  "CONTRACTUAL OBLIGATION" as to any Person means, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "CONVERSION DATE" means May 2, 2000 if and only if the conversion of Bridge Loans to Term Loans has occurred in compliance with Section 2.2.

                  "CONVERSION DEFAULT" means the occurrence of any one or more of the following: (i) any Default or Event of Default has occurred and is continuing, (ii) any fees due to the Administrative Agent, the Lenders and/or their Affiliates have not been paid (including, without limitation, any fees due under the Fee Letter), or (iii) the Conversion Fee shall not have been paid.

                  "CONVERSION FEE" means the conversion fee payable to the Lenders on the Conversion Date equal to 3.25% of the aggregate principal amount of Loans outstanding on such date.

                  "CONVERSION RATE" means, as of any date, the interest rate payable on the Term Loans, which shall be 15% per annum.

                  "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                   "DEFAULT" means any event that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

                  "DISPOSITION" with respect to any Property means, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "DISQUALIFIED STOCK" as to any Person means, any Capital Stock or other ownership or profit interest of such Person that such Person is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock).

                  "DOLLARS" or "$" shall mean lawful money of the United States of America.

                  "ENVIRONMENTAL LAWS" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "ENVIRONMENTAL PERMITS" means any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "EQUITY REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement among the Parent Guarantor and the Lenders, pursuant to which the Escrowed Warrant Shares are required to be registered for public sale, in the form attached as EXHIBIT D.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

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

                  "ESCROW ACCOUNT" has the meaning specified in the Escrow Agreement.

                  "ESCROW AGENT" means Norwest Bank Minnesota, National Association, in its capacity as escrow agent pursuant to the Escrow Agreement.

                  "ESCROW AGREEMENT" means the escrow agreement among the Borrower, Capital, the Parent Guarantor and the Administrative Agent, on behalf of the Lenders, and the Escrow Agent, in the form attached as EXHIBIT E.

                  "ESCROWED WARRANTS" means the warrants to purchase up to 10% of the fully-diluted common stock of the Parent Guarantor, par value $0.01 per share calculated on a fully diluted basis (the "ESCROWED WARRANT SHARES"), deposited with the Escrow Agent pursuant to the Escrow Agreement on the date hereof, in the form attached as an Exhibit to the Warrant Agreement.

                  "EVENT OF DEFAULT" means any event specified in Section 7.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE NOTES" has the meaning specified in Section 4.30.

                  "FEE LETTER" means that certain Fee Letter, dated August 2, 1999, among the Parent Guarantor, U.S. Bancorp Investments, Inc. and Brean Murray & Co., Inc.

                  "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States which are in effect from time to time.

                  "GOVERNING DOCUMENTS" means collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE AND COLLATERAL AGREEMENT" means the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and Capital, substantially in the form attached as EXHIBIT F, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "GUARANTEE AND COLLATERAL AGREEMENTS" means, collectively, the Guarantee and Collateral Agreement and the Parent Guarantee and Collateral Agreement.

                  "GUARANTEE OBLIGATION" as to any Person (the "guaranteeing person") means, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to

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advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "HEDGE AGREEMENTS" means all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Parent Guarantor or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "IDENTIFIED PORTFOLIOS" shall mean the portfolios described in EXHIBIT C hereto.

                  "INDEBTEDNESS" of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

                  "INDEMNIFIED PARTIES" has the meaning specified in Section 9.1(a).

                  "INDEMNIFYING PARTIES" has the meaning specified in Section 9.1(a).

                  "INSOLVENCY" with respect to any Multiemployer Plan means, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT" means pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks, service-marks,

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

technology, know-how and processes, recipes, formulas, trade secrets, or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTEREST PAYMENT DATE" means (i) the first day of each calendar month after the Closing Date, (ii) the Maturity Date, (iii) the Conversion Date and (iv) the date of any prepayment of all or any portion of the principal of the Loans.

                  "INVESTMENTS" has the meaning specified in Section 4.19.

                  "LENDERS" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LIQUIDATED DAMAGES" means any and all liquidated damages then owing pursuant to any of the Loan Documents.

                  "LLC INTERESTS" has the meaning specified in Section 1.1 of the Parent Guarantee and Collateral Agreement.

                  "LOAN" means a Bridge Loan or a Term Loan.

                  "LOAN DOCUMENTS" means this Agreement, the Bridge Notes and the Related Documents.

                  "LOAN REGISTER" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to Section 6.7.

                  "MAJORITY LENDERS" means, at any time, Lenders holding at least a majority of the then aggregate unpaid principal balance of the Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or
(ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on or affecting (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents, (c) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or (d) the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "MATERIAL SUBSIDIARY" means, at any time, each Subsidiary of the Parent Guarantor:

(a) that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; PROVIDED, that each reference in such definition to "10 percent" shall be replaced with "five percent"; or

(b) to which is transferred all or substantially all of the business, undertaking or assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary whereupon the transferor Subsidiary shall cease to be a Material Subsidiary under this sub-clause (ii) upon the completion of such transfer.

                  "MATURITY DATE" means May 2, 2000, unless such date is extended in accordance with Section 2.2.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 3(37) or 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" means the aggregate cash proceeds received (including any cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise, but only as and when received) from any Capital Markets Transaction or from or on account of Consumer Receivables, net, (a) in the case of a Capital Markets Transaction, of (i) reasonable costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans or the Exchange Notes) secured by a Lien permitted pursuant to Section 4.14 hereof on such assets and required to be repaid under the terms thereof as a result of such Capital Markets Transaction), (ii) taxes paid or payable in the year such Capital Markets Transaction occurs or in the following year as a result thereof and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Capital Markets Transaction (except that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and
(b) in the case of Consumer Receivables and in any case only after the Conversion Date, of amounts paid to the Parent Guarantor pursuant to the Servicing Agreement in compliance with Section 4.25 hereof.

                  "OBLIGATIONS" means all now existing and hereafter arising obligations and liabilities of any of the Borrower, Capital or the Parent Guarantor to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Liquidated Damages), or otherwise and specifically including post-petition interest (whether or not an allowable claim).

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of either the Borrower or the Parent Guarantor by an Officer of the Borrower or the Parent Guarantor, as the case may be, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or the Parent Guarantor, as the case may be.

                  "OPINION OF COUNSEL" means an opinion from legal counsel of the Borrower or the Parent Guarantor, which legal counsel is reasonably acceptable to the Administrative Agent.

                  "OTHER TAXES" has the meaning specified in Section 2.10(b).

                  "PARENT GUARANTEE AND COLLATERAL AGREEMENT" means the Guarantee and Collateral Agreement to be executed and delivered by the Parent Guarantor, substantially in the form attached as EXHIBIT G, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "PARENT GUARANTOR" has the meaning specified in the preamble to this Agreement.

                  "PARTICIPANTS" has the meaning specified in Section 6.3.

                  "PAYMENT DEFAULT" means any Default or Event of Default under
Section 7.1(b), (c) or (d).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

                  "PERMANENT SECURITIES" means senior secured discount debt securities issued by the Borrower and Capital and unconditionally guaranteed by the Parent Guarantor, which have either been registered with the SEC and sold pursuant to a registration statement in a public offering or privately placed or otherwise sold in an offering exempt from registration with the SEC to refinance the Loans.

                  "PERMITS" means the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

                  "PERMITTED INVESTMENTS" means, with respect to the Borrower,
(a) the purchase of Consumer Receivables and (b) Investments in Cash Equivalents pending Investments made pursuant to clause (a) of this definition.

                  "PERMITTED INVESTORS" means Joseph K. Rensin and his Related Parties.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                  "PLAN" at a particular time means, any employee benefit plan that is covered by ERISA and which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which the Borrower or any Commonly Controlled Entity could incur any liability.

                  "PLEDGED STOCK" means the shares, units, interests, participations or other equivalents (however designated) of Capital Stock listed on Schedule 1 to each of the Guarantee and Collateral Agreements, including, without limitation, the entire limited liability company interest of the Parent Guarantor in the Borrower, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of the Borrower that may be issued or granted to, or held by, the Parent Guarantor while this Agreement is in effect.

                  "PREPAYMENT DATE" has the meaning specified in Section 2.8.

                  "PROCEEDS" means all "proceeds" as such term is defined in
Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date of this Agreement and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock and LLC Interests, collections thereon or distributions or payments with respect thereto.

                  "PRO FORMA BALANCE SHEET" has the meaning specified in Section 3.1(a).

                  "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "PUBLIC OFFERING" means the public offering of 2,400,000 shares of common stock, par value $0.01 per share, of the Parent Guarantor completed on March 24, 1999.

                  "REGULATION D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "REGULATION H" means Regulation H of the Board as the same may be amended or supplemented from time to time.

                  "REGULATION T" means Regulation T of the Board as the same may be amended or supplemented from time to time.

                  "REGULATION U" means Regulation U of the Board as the same may be amended or supplemented from time to time.

                  "REGULATION X" means Regulation X of the Board as the same may be amended or supplemented from time to time.

                  "RELATED DOCUMENTS" means the Security Documents, the Equity Registration Rights Agreement, the Escrow Agreement, the Stockholders Agreement, the Escrowed Warrants, the Escrowed Warrant Shares, the Warrant Agreement, the Servicing Agreement, the Fee Letter and the Blocked Account and Lock-Box Agreement (from and after the date it is executed by the Parent Guarantor, the Borrower and Capital).

                  "RELATED PARTY" means (a) any immediate family member of Joseph K. Rensin or (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or greater controlling interest of which consist of any one or more of Joseph K. Rensin and/or or such other Persons referred to in the immediately preceding clause (a).

                  "REORGANIZATION" with respect to any Multiemployer Plan means, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or
 .35 of PBGC Reg. Section 4043.

                  "REQUIREMENT OF LAW" as to any Person means, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or financial officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "RESTRICTED PAYMENTS" has the meaning specified in Section
4.15.

                  "REVOLVING FACILITY" means any revolving credit or similar facility reflected on the Parent Guarantor's balance sheet for the fiscal quarter ending immediately prior to the date of this Bridge Loan Agreement, as such facility may from time to time be amended; PROVIDED, that in no event shall the aggregate principal amount of Indebtedness thereunder exceed $75.0 million at any time outstanding.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURED PARTIES" means, collectively, the Administrative Agent and the Lenders.

                  "SECURITIES" means, collectively, the Escrowed Warrants and the Escrowed Warrant Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY DOCUMENTS" means the collective reference to the Guarantee and Collateral Agreements and all other pledge and security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any of the Borrower, Capital and the Parent Guarantor under any Loan Document.

                  "SENIOR SECURED NOTE INDENTURE" has the meaning specified in
Section 4.30.

                  "SERVICING AGREEMENT" means the Servicing Agreement, dated the Closing Date, between the Borrower and the Parent Guarantor, pursuant to which the Parent Guarantor will service the Consumer Receivables owned by the Borrower in accordance with Section 4.25.

                  "SINGLE EMPLOYER PLAN" means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT" when used with respect to any Person means, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "STOCKHOLDERS AGREEMENT" means the stockholders agreement among the Parent Guarantor and each of the other parties listed therein, in the form attached as EXHIBIT H.

                  "SUBSIDIARY" means, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent; PROVIDED, that any reference to a Subsidiary of the Parent Guarantor in Article 4 of this Agreement (or in any definition as used in Article 4) shall not include any subsidiary that is not reflected in the consolidated balance sheet of the Parent Guarantor prepared in accordance with GAAP.

                  "TAX AMOUNT" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a separate entity and a Maryland corporation filing separate tax returns with respect to its Taxable Income for such period, reduced by any income taxes paid or payable directly by such Person with respect to all or a portion of its Taxable Income for such period; PROVIDED, HOWEVER, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards that would have arisen if such Person were a Maryland corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status to a corporation.

                  "TAXABLE INCOME" means, with respect to any Person for any period, the hypothetical taxable income or loss of such Person for such period for federal income tax purposes computed on the hypothetical assumption that such person is a separate entity and a Maryland corporation, reduced by the net operating loss or net operating loss carryforwards of the owner or owners of such Person, or of the consolidated or unitary group of which such owner or owners are members, which reduction shall be determined without regard to the taxable income or loss attributable to such Person.

                  "TAXES" has the meaning specified in Section 2.10(a).

                  "TERM LOAN" means a loan by a lender converted from a Bridge Loan to the Borrower on the Conversion Date pursuant to Section 2.2 to extend the maturity of a Bridge Loan.

                  "TRANSFEREE" has the meaning specified in Section 6.4.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                  "WARRANT AGREEMENT" means the warrant agreement among the Parent Guarantor and the Lenders in the form attached as EXHIBIT I.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the Capital Stock of which is owned directly or indirectly by such Person.

                  SECTION 1.2. INTERPRETATION. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                  ARTICLE II.
                              THE CREDIT FACILITY

                  SECTION 2.1. COMMITMENTS TO MAKE BRIDGE LOANS. In reliance upon the representations and warranties of the Borrower, Capital and the Parent Guarantor set forth herein and subject to the terms and conditions set forth herein, each of the Lenders severally agrees to make a Bridge Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment. The proceeds of each Bridge Loan shall be disbursed by wire transfer on the Closing Date as provided in written instructions delivered by the Borrower to each of the Lenders on the Business Day prior to the Closing Date. Each Bridge Loan will mature on the Maturity Date.

                  SECTION 2.2. CONVERSION TO TERM LOANS. If, on the Maturity
Date: (i) all principal and interest in respect of the Bridge Loans has not been paid in full, (ii) no Conversion Default exists and is continuing, (iii) no order, decree, injunction or judgment enjoining the conversion of Bridge Loans to Term Loans shall be in effect, and (iv) the Administrative Agent receives an Officers' Certificate from the Borrower certifying to the foregoing and requesting a conversion of the Bridge Loans to Term Loans, each of the Lenders hereby commits that, on the Maturity Date, such Lender will convert its Bridge Loan to a Term Loan maturing on the fourth anniversary of the original Maturity Date (and the Maturity Date shall be deemed to have been automatically extended to such fourth anniversary date), subject to earlier acceleration pursuant to
Section 7.1.

                  SECTION 2.3. BLOCKED ACCOUNT AND LOCK-BOX AGREEMENT. Each of the parties to this Agreement agrees that, upon execution by the Administrative Agent, the Borrower, Capital, the Parent Guarantor and the Bank of the Blocked Account and Lock-Box Agreement pursuant to Section 4.28 hereof, to the extent that the terms of such Blocked Account and Lock-Box Agreement conflict with the terms of this Agreement, the terms of the Blocked Account and Lock-Box Agreement shall govern.

                  SECTION 2.4. INTEREST AND DEFAULT INTEREST.

                  (a) INTEREST RATE APPLICABLE TO BRIDGE LOANS. The Bridge Loans shall bear interest at the rate of 1.0% per month, payable in cash.

                  (b) INTEREST ON TERM LOANS. Interest on the unpaid principal balance of the Term Loans of each Lender will accrue at a rate per annum equal to the Conversion Rate.

                  (c) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. All interest shall be calculated for actual days elapsed and shall be payable in advance not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with Section 2.9.

                  (d) DEFAULT INTEREST. (i) If the Borrower shall default in the payment of the principal of or interest on any Bridge Loan or Term Loan by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per month equal to 50 basis points in excess of the otherwise applicable interest rate on the Bridge Loans or Term Loans, as applicable. The Borrower shall pay such default interest and all interest accruing on any overdue Bridge Loan or Term Loan in cash on demand from time to time.

                  SECTION 2.5. MANDATORY PREPAYMENT.

                  (a) The Borrower shall prepay the Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of: (i) any direct or indirect public offering or private placement of the Permanent Securities, or any other debt or equity securities of the Borrower, the Parent Guarantor, any other direct or indirect parent holding company of the Borrower or any of their respective Subsidiaries issued after the Closing Date other than (A) any issuance of directors' qualifying shares and (B) any issuance or sale for cash of common stock (or common stock equivalents) of the Parent Guarantor, any other direct or indirect parent holding company of the Borrower or any of their respective Subsidiaries to officers and employees under employee benefit or compensation plans, (ii) the incurrence of any other Indebtedness by the Parent Guarantor, any other direct or indirect parent holding company of the Borrower or any of their respective Subsidiaries after the Closing Date (other than Indebtedness incurred pursuant to the Asset Securitization or borrowings and reborrowings under the Revolving Facility) and
(iii) any Asset Sale by the Parent Guarantor, any other direct or indirect parent holding company of the Borrower or any of their respective Subsidiaries after the Closing Date (each of the transactions in the foregoing clauses (i), (ii) and (iii), a "CAPITAL MARKETS TRANSACTION"). The Borrower shall, not later than the fourth Business Day following the funding of any Capital Markets Transaction, apply such Net Cash Proceeds to prepay the Loans pursuant to this
Section 2.5, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

                  (b) Subject to and in accordance with Section 4.24, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to Section 4.24.

                  (c) On each Available Funds Payment Date, the Borrower shall apply, for the calendar month immediately preceding such date, to the prepayment of the Loans (ratably in accordance with the aggregate outstanding balance thereof) by paying to each Lender an amount equal to 100% of such Lender's PRO RATA share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon, to the Available Funds Payment Date, the amount of Available Funds.

                  SECTION 2.6. OPTIONAL PREPAYMENT. The Borrower may, upon five days' prior written notice to each of the Lenders, prepay the Loans at any time, in whole or in part, on a PRO RATA basis, by paying to each applicable Lender an amount equal to 100% of such Lender's PRO RATA share of the aggregate principal amount of Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

                  SECTION 2.7. BREAKAGE COSTS; INDEMNITY. Each of the Borrower, Capital and the Parent Guarantor agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of Section 2.5 or 2.6, as applicable.

                  Such indemnification may include an amount equal to such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events. A certificate as to any amounts payable pursuant to this Section 2.7 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

                  SECTION 2.8. EFFECT OF NOTICE OF PREPAYMENT.

                  The Borrower shall notify the Lenders in writing at their addresses shown in the Loan Register of any date set for prepayment (each such day, a "PREPAYMENT DATE") of Loans. Once such notice is sent or mailed, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice.
Such notice may not be conditional.

                  SECTION 2.9. PAYMENTS.

                  (a) WIRE TRANSFER. The principal of, fees, premium, if any, and interest on each Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the accounts of the Lenders set forth opposite their names on the EXHIBIT J hereto otherwise designated in the Loan Register from time to time to the Borrower by any Lender at least three Business Days prior to the due date therefor.

                  (b) PAYMENTS ON BUSINESS DAYS. If any payment to be made hereunder or under any Bridge Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

                  (c) PARTIAL PREPAYMENTS AND REDEMPTIONS. All partial prepayments and redemptions of the outstanding principal balance of the Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Loans eligible for prepayment or redemption.

                  (d) NO DEFENSE. To the fullest extent permitted by law, the Borrower, Capital and the Parent Guarantor shall make all payments hereunder and under the Bridge Notes regardless of any defense or counterclaim.

                  (e) ALLOCATION. Any money paid to, received by, or collected by the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

                  FIRST: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent incurred in connection herewith, under the Guarantee and Collateral Agreements and any Related Document;

                  SECOND: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder, under the Guarantee and Collateral Agreements and any Related Document;

                  THIRD: to the indefeasible payment of all accrued interest on the Loans to the date of such payment or collection;

                  FOURTH: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Bridge Notes, or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bridge Notes for principal; and

                  FIFTH: the balance, if any, to the Person lawfully entitled thereto.

                  SECTION 2.10. TAXES.

                  (a) TAXES. Any and all payments by the Borrower, Capital and the Parent Guarantor hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document shall be made, in accordance with Section 2.9 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges, withholdings or additions to tax, interest, penalties and all other liabilities with respect thereto, excluding income, franchise or similar taxes imposed or levied on the Administrative Agent or the Lenders as a result of a connection between the Administrative Agent or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower, Capital or the Parent Guarantor shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document to the Administrative Agent or the Lenders or any of their respective Affiliates who may become a Lender: (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.10) the Administrative Agent or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower, Capital or the Parent Guarantor, as the case may be, shall make such deductions or withholdings; and
(iii) the Borrower, Capital or the Parent Guarantor, as the case may be, shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws, provided, however, that the Borrower shall not be required to increase any such amounts payable to the Administrative Agent or such Lender with respect to any Taxes that are United States federal withholding taxes imposed on amounts payable to the Administrative Agent or such Lender at the time the Administrative Agent or such Lender becomes a party to this Agreement, except to the extent that the Administrative Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 2.10(a).

                  (b) OTHER TAXES. In addition, the Borrower, Capital and the Parent Guarantor agree to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Bridge Note, Exchange Note or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES") and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes. Each Lender represents that, to the best of its knowledge, except for any such Other Taxes that may be imposed under the federal, state or local laws of the United States (or any political subdivision thereof), it is not aware of any such stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies.

(c) INDEMNITY. The Borrower, Capital and the Parent Guarantor will indemnify the Administrative Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any incremental Taxes (determined for purposes of this parenthetical without respect to the exclusions set forth in the definition of Taxes set forth in Section 2.10(a)) or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by the Administrative Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Borrower, Capital and the Parent Guarantor shall not be obligated to make payment to the Lender or the Administrative Agent (as the case may be) pursuant to this Section 2.10(c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or the Administrative Agent within 60 days from the date on which such Lender or the Administrative Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent or the Lender in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Borrower had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section 2.10(c) or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender or the Administrative Agent or such Affiliates. After the Lender or the Administrative Agent (as the case may be) received written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.10(c), such Lender and Administrative Agent will act in good faith to promptly notify the Borrower, Capital and the Parent Guarantor of their obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent or the Lenders under this Section 2.10(c).

                  (d) FURNISH EVIDENCE TO ADMINISTRATIVE AGENT. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Lenders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Lenders.

                  (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower, Capital or the Parent Guarantor hereunder, the agreements and obligations of the Borrower, Capital and the Parent Guarantor contained in this Section 2.10 shall survive the payment in full of all amounts due hereunder and under the Bridge Notes.

                  (f) MITIGATION. If the Borrower, Capital or the Parent Guarantor (as the case may be) is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.10 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower, Capital or the Parent Guarantor, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's sole, reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, provided that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower, Capital or the Parent Guarantor on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

                  Each Lender and the Administrative Agent agrees that it will
(i) take all reasonable actions reasonably requested by the Borrower, Capital or the Parent Guarantor in writing that are without risk and material cost to such Lender or the Administrative Agent and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver) and (ii) to the extent reasonable and without risk and material cost to it, otherwise cooperate with the Borrower, Capital or the Parent Guarantor to minimize any amounts payable by the Borrower, Capital or the Parent Guarantor under this Section 2.10; provided, however, that in each case, any cost relating to such action or cooperation requested by the Borrower, Capital or the Parent Guarantor shall be borne by the Borrower, Capital or the Parent Guarantor, respectively.

                  (g) TAX BENEFIT. If and to the extent that any Lender is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Borrower, Capital or the Parent Guarantor to pay any additional amount pursuant to this
Section 2.10 then such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for such Lender, reimburse to the Borrower at such time as such tax credit or benefit shall have actually been received by such Lender such amount as such Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave such Lender in no better or worse position than it would have been in if the payment of such additional amount had not been required.

                  Nothing in this Section 2.10 shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

                  SECTION 2.11. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.

                  (a) RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.11(a) shall provide prompt notice to the Borrower following such exercise.

                  (b) SHARING. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Bridge Note held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) NO REQUIREMENT. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this Section
2.11 to share in the benefits of any recovery on such secured claim.

                  SECTION 2.12. CERTAIN FEES. The Borrower, Capital and the Parent Guarantor agree to pay to the Administrative Agent, for its own account, an amount previously agreed to with the Administrative Agent, with respect to the Bridge Loans and Term Loans, amounts for its expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

                  As of the date hereof and as of the Closing Date, the Borrower, Capital and the Parent Guarantor hereby jointly and severally agree with, and represent and warrant to, the Lenders that each of the following representations and warranties is true and will be true after giving PRO FORMA effect to the transactions contemplated by this Agreement:

                  SECTION 3.1. FINANCIAL CONDITION.

                  (a) The unaudited PRO FORMA consolidated and consolidating balance sheet of the Borrower as at June 30, 1999 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Bridge Loans to be made and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower as at June 30, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated and consolidating balance sheets of the Parent Guarantor as at December 31, 1996, December 31, 1997 and December 31, 1998, and the related consolidated and consolidating statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from the Parent Guarantor's and the Company's independent public accountants (who shall be Grant Thornton LLP or another firm of established national reputation), present fairly the consolidated and consolidating financial condition of the Parent Guarantor as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the respective fiscal years then ended. The unaudited consolidated and consolidating balance sheet of the Parent Guarantor as at June 30, 1999, and the related unaudited consolidated and consolidating statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated and consolidating financial condition of the Parent Guarantor as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Parent Guarantor, the Borrower and Capital do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 1999 to and including the date hereof there has been no Disposition by the Parent Guarantor of any material part of its business or Property.

                  SECTION 3.2. NO CHANGE. Since December 31, 1998, there has been no development or event that has had a Material Adverse Effect.

                  SECTION 3.3. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's
Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.4. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

                  (a) Each of the Borrower, Capital and the Parent Guarantor has the corporate or limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each of the Borrower, Capital and the Parent Guarantor has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19.

                  (b) Each Loan Document has been duly executed and delivered on behalf of each of the Borrower, Capital and the Parent Guarantor to the extent a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each of the Borrower, Capital and the Parent Guarantor, to the extent a party thereto, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) The Loans and the Bridge Notes have been duly authorized by the Borrower and the guarantee by Capital of the Borrower's obligations under the Loans have been duly authorized by Capital, and the Parent Guarantee and the guarantee by the Parent Guarantor of the Borrower's obligations under the Loans have been duly authorized by the Parent Guarantor. When the Bridge Notes have been executed and delivered pursuant to the terms of this Agreement, each of the Loans, the Bridge Notes and the Parent Guarantee and the guarantees by the Parent Guarantor and Capital of the Borrower's obligations under the Loans will be valid and binding obligations of the Borrower, Capital and the Parent Guarantor, as applicable, enforceable against it in accordance with their terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (d) The Escrowed Warrants have been duly authorized and validly issued, and upon release from the Escrow Account in accordance with the terms of the Escrow Agreement will be the valid and binding obligations of the Parent Guarantor, enforceable against it in accordance with their terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (e) The Escrowed Warrant Shares have been duly authorized and reserved for issuance by the Parent Guarantor and will be issued at the times and in the manner required by the Warrant Agreement and, upon due exercise of an Escrowed Warrant, the Escrowed Warrant Shares will be validly issued, fully paid and nonassessable.

                  SECTION 3.5. CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of the Escrowed Warrants and the Escrowed Warrant Shares, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.6. NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Guarantor or the Borrower, threatened by or against the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.7. NO DEFAULT. Neither the Borrower, Capital, the Parent Guarantor nor any of the Parent Guarantor's Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 3.8. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries has good, marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of the Borrower's or Capital's Property is subject to any Lien except as permitted by Section 4.14.

                  SECTION 3.9. INTELLECTUAL PROPERTY. The Borrower, Capital, the Parent Guarantor and each of the Parent Guarantor's Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent Guarantor or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries does not infringe on the rights of any Person in any material respect.

                  SECTION 3.10. TAXES. Each of the Borrower, Capital, the Parent Guarantor and each of the Parent Guarantor's Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, Capital, the Parent Guarantor or the Parent Guarantor's Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Parent Guarantor and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  SECTION 3.11. PRIVATE OFFERING; RULE 144A MATTERS.

                  (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the making of the Loans hereunder and the issuance of the instruments evidencing such Loans and the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Borrower, Capital nor the Parent Guarantor has issued or sold Loans, the instruments evidencing such Loans or the Securities or equity securities to anyone other than the Lenders. Except with respect to the Public Offering, no securities of the same class as the Loans, the instruments evidencing such Loans or the Securities have been issued or sold by the Borrower, Capital or the Parent Guarantor within the six-month period immediately prior to the date hereof. The Borrower, Capital and the Parent Guarantor agrees that neither it, nor anyone acting on its behalf, will (i) offer the Loans, the instruments evidencing such Loans or the Securities so as to subject the making, issuance and/or sale of the Loans, the instruments evidencing such Loans or the Securities, to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Loans, the instruments evidencing such Loans, the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Bridge Note, and (subject to the terms of the Escrow Agreement) Escrowed Warrants shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

                  (b) In the case of each offer, sale or issuance of the Loans or the Securities no form of general solicitation or general advertising was or will be used by the Borrower, Capital or the Parent

Guarantor or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  SECTION 3.12. FEDERAL REGULATIONS. No part of the proceeds of the Loans be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) or any "margin security" (within the meaning of Regulation T), or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. Following application of the proceeds of the Loans, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of the Borrower. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  SECTION 3.13. LABOR MATTERS.

                  (a) There are no strikes, stoppages, slowdowns or other labor disputes against the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries pending or, to the knowledge of the Parent Guarantor or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower, Capital, the Parent Guarantor or the relevant Subsidiary.

                  (b) None of the assets of Borrower, Capital or Parent Guarantor constitute "plan assets" (within the meaning of Department of Labor Regulation section 2510.3-101) of any employee benefit plan subject to Part 4 of Subtitle B of Title 1 of ERISA or section 4975 of the Code (an "Employee Plan").

                  (c) With respect to each Employee Plan listed on Schedule 3.13(c) hereto (the assets of which constitute the assets of a Lender), each of Borrower, Capital and the Parent Guarantor represents and warrants to the Lenders that either: (a) it is not a "party in interest" (within the meaning of section 3(14) of ERISA) or a "disqualified person" (within the meaning of section 4975(e)(2) of the Code) with respect to such Employee Plan; or (b) neither it nor any of its "affiliates" (within the meaning of Part V(c) of Department of Labor Prohibited Transaction Class Exemption 84-14) has, or within the prior one year has exercised, the authority to (I) appoint or terminate the fiduciary causing the Employee Plan to engage in the transactions contemplated by this Agreement (the "Manager") as a manager of any of the Employee Plan's assets or (ii) negotiate the terms of the management agreement with the Manager on behalf of the Employee Plan.

                  SECTION 3.14. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with all applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  SECTION 3.15. INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither the Borrower, Capital nor the Parent Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower, Capital nor the Parent Guarantor is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits or conditions its ability to incur Indebtedness.

                  SECTION 3.16. SUBSIDIARIES.

                  (a) The Subsidiaries listed on Schedule 3.16 constitute all the Subsidiaries of the Parent Guarantor as of the Closing Date. Schedule 3.16 sets forth as of the Closing Date (i) the issued and outstanding shares of Capital Stock of the Parent Guarantor and (ii) the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by the Parent Guarantor and its Subsidiaries. Capital is the only Subsidiary of the Borrower, and Capital does not have any Subsidiaries. The Borrower owns 100% of the issued and outstanding Capital Stock of Capital.

                  (b) Except as set forth on Schedule 3.16, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than the Escrowed Warrants, the Escrowed Warrant Shares, stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries. Neither the Parent Guarantor, the Borrower nor Capital has issued, or authorized the issuance of, any Disqualified Stock.

                  SECTION 3.17. ENVIRONMENTAL MATTERS. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) The Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for all of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries, or (ii) interfere with the Borrower's, Capital's, the Parent Guarantor's or any of the Parent Guarantor's Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower, Capital, the Parent Guarantor, or any of the Parent Guarantor's Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries is, or to the knowledge of the Parent Guarantor or the Borrower will be, named as a party that is pending or, to the knowledge of the Parent Guarantor or the Borrower, threatened.

                  (d) Neither the Borrower, Capital, the Parent Guarantor, nor any of the Parent Guarantor's Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower, Capital, the Parent Guarantor, nor any of the Parent Guarantor's Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrower, Capital, the Parent Guarantor, nor any of the Parent Guarantor's Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  SECTION 3.18. ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of, the Parent Guarantor to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties contained in the Loan Documents are true and correct in all material respects. There is no fact known to the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and written statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  SECTION 3.19. SECURITY DOCUMENTS. The Guarantee and Collateral Agreements are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable security interests in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock described, and as defined, in the Guarantee and Collateral Agreements, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule
3.19 (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreements are made (all of which filings have been duly completed and executed and delivered to the Administrative Agent), the Guarantee and Collateral Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Borrower, Capital and the Parent Guarantor in such Collateral and the proceeds and products thereof, as security for their respective Obligations (as defined in the Guarantee and Collateral Agreements), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock and the LLC Interests, non-consensual Liens permitted by Section 4.14 to the extent arising by operation of law).

                  SECTION 3.20. SOLVENCY. Each of the Parent Guarantor and the Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  SECTION 3.21. YEAR 2000 MATTERS. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's, Capital's, the Parent Guarantor's and each of the Parent Guarantor's Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's, Capital's, the Parent Guarantor's or any of the Parent Guarantor's Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 1, 1999. The cost to the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default or a Material Adverse Effect.

                  SECTION 3.22. INSURANCE. Each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries (a) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.23. PERMITS.

                  (a) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries has obtained and holds all Permits required for any property owned, leased or otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (b) all such Permits are in full force and effect, and each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries has performed and observed all requirements of such Permits, (c) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (d) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (e) each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense, and (f) neither the Borrower nor the Parent Guarantor has any knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

                  (b) No consent or authorization of, filing with, Permit from, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of, or enforcement of remedies (including, without limitation, foreclosure on the Collateral) pursuant to, this Agreement and the other Loan Documents other than (i) consents and approvals of, and Permits issued by, Governmental Authorities required in connection with any foreclosure on the Collateral pursuant to the Security Documents and (ii) such actions as may be required under the Registration Rights Agreements after the date hereof in connection with any transfer of the Exchange Notes and the Escrowed Warrants.

                  SECTION 3.24. LEASE PAYMENTS. Each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries has paid all payments required to be made by it under leases of real property where any of the Collateral is or may be located from time to time (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Guarantor, the Borrower, Capital or such Subsidiary, as the case may be); no landlord Lien has been filed, and, to the knowledge of the Parent Guarantor and the Borrower, no claim is being asserted, with respect to any such payments.

                                   ARTICLE IV.
                                    COVENANTS

                  So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower, Capital and the Parent Guarantor (to the extent the Parent Guarantor is expressly named in this Article IV) covenants and agrees with the Lenders as follows:

                  SECTION 4.1. USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans solely to make Permitted Investments, to pay interest on the Loans and to pay related fees and expenses.

                  SECTION 4.2. NOTICE OF DEFAULT AND RELATED MATTERS. The Borrower shall furnish to the Administrative Agent (with copies for each Lender) written notice, promptly upon becoming aware of the existence of:

                  (a) any condition or event that constitutes a Default or an Event of Default, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement by any Person of, or any threat or notice of intention of any Governmental Authority to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against or affecting the Borrower, Capital, the Parent Guarantor or any of the Parent Guarantor's Subsidiaries or any of their respective Affiliates that could reasonably be expected to result in individually or in the aggregate, a Material Adverse Effect; and

                  (c) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

                  SECTION 4.3. MERGER; SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

                  (a) The Borrower and Capital shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business.

                  (b) The Parent Guarantor shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, unless:

                  (i) either: (a) the Parent Guarantor is the surviving corporation or entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor) or to which such Disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor) or the Person to which such Disposition shall have been made assumes all the obligations of the Parent Guarantor under the Loan Documents pursuant to agreements reasonably satisfactory to the Majority Lenders.

SECTION 4.4.      INFORMATION; SEC REPORTS; COMPLIANCE CERTIFICATES.

                  (a) The Borrower, Capital and the Parent Guarantor shall promptly provide such information concerning the businesses, properties, liabilities and financial condition of the Borrower, Capital or the Parent Guarantor as any Lender may from time to time reasonably request. The Borrower, Capital and the Parent Guarantor shall:

                  (i) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities,

                  (ii) permit the Lenders or their representatives for the purpose of their due diligence with respect to their investment in the Borrower, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective businesses, finances and accounts with their respective executive officers and, subject to the right of their representatives to participate in any such discussion, with their independent public accountants, all upon reasonable notice and at such reasonable times as the Borrower, Capital and the Parent Guarantor may reasonably agree, and

                  (iii) permit the Lenders or their representatives to consult with the Borrower, Capital or the Parent Guarantor with respect to their businesses and make proposals with respect to such businesses (such proposals not to impede and may facilitate faster or more secure repayment of the Obligations), and meet with the respective executive officers of the Borrower, Capital or the Parent Guarantor with respect to such proposals.

                  (b) Whether or not the Borrower, Capital or the Parent Guarantor is required to make such filings, the Borrower shall furnish to the Lenders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Borrower, Capital and the Parent Guarantor were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries and, with respect to the annual information only, a report thereon by the Borrower's and the Parent Guarantor's certified independent public accountants (who shall be Grant Thornton LLP or another firm of established national reputation) and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Borrower, Capital and the Parent Guarantor were required to file such reports, in each case within the time periods set forth in the SEC's rules and regulations. In addition, until such time as the Borrower is subject to Section 13 or 15(d) of the Exchange Act, the Borrower shall furnish to the Lenders, each holder of securities and to prospective investors designated by the Lender or such a holder, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) The Borrower shall deliver to the Lenders, within 45 days after the end of each fiscal quarter for the first three quarters of each fiscal year and within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Parent Guarantor, the Borrower and Capital during the preceding fiscal quarter have been performed with a view to determining whether the Parent Guarantor, the Borrower and Capital have kept, observed, performed and fulfilled their respective Obligations under this Agreement, and further stating that (i) each of the Parent Guarantor, the Borrower and Capital have kept, observed, performed and fulfilled each and every covenant contained in the Loan Documents applicable to it and are not in default in the performance or observance of any of the terms, provisions or conditions hereof or under any other mortgage, indenture or debt instrument (or, if a Default, Event of Default or default under any such mortgage, indenture or instrument shall have occurred, describing all such Defaults, Events of Default or defaults and what action the Borrower is taking or proposes to take with respect thereto).

                  (d) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to paragraph (b) above shall be accompanied by a written statement of the Borrower's and the Parent Guarantor's certified independent public accountants (who shall be Grant Thornton LLP or another firm of established national reputation) that, solely in making the examination necessary for certification of such financial statements and without independent investigation or inquiry, nothing has come to their attention that would lead them to believe that the Parent Guarantor, the Borrower or Capital has violated any provisions of Article IV of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (e) to the extent not included in clauses (b) through (d) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, PRO FORMA and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of the Parent Guarantor, the Borrower, Capital or otherwise, (ii) press releases and (iii) other statements or reports) furnished to any holder of the securities of the Parent Guarantor, the Borrower or Capital.

                  SECTION 4.5. PAYMENT OF OBLIGATIONS. Each of the Borrower and Capital shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or Capital.

                  SECTION 4.6. CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE, ETC. Each of the Borrower, Capital and the Parent Guarantor shall:

                  (a) (i) preserve, renew and keep in full force and effect its corporate or limited liability company existence, as the case may be, and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 4.3 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.7. MAINTENANCE OF PROPERTY; INSURANCE. Each of the Borrower, Capital and the Parent Guarantor shall:

                  (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried. Each Secured Party shall be named as an additional insured on all liability insurance policies of the Borrower and Capital, and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of each such Person.

                  SECTION 4.8. ADDITIONAL COLLATERAL. The Borrower, Capital and the Parent Guarantor shall:

                  (a) With respect to any Property acquired or Capital Stock or LLC Interests issued after the Closing Date by the Borrower or Capital as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (and, in any event, within 5 days following the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and the Parent Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative

Agent, for the benefit of the Secured Parties, a security interest in such Property, Capital Stock or LLC Interests and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, Capital Stock or LLC Interests, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) Notwithstanding anything to the contrary in this Section 4.8, paragraph (a) of this Section 4.8 shall not apply to any Property acquired or Capital Stock or LLC Interests issued after the Closing Date as to which the Majority Lenders have determined in their sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected Lien thereon.

                  SECTION 4.9. YEAR 2000. Each of the Borrower and Capital shall take all action necessary and commit adequate resources to assure that the computer-based and other systems that it owns or are used in its business by the Parent Guarantor are able to effectively process data including dates before, on and after January 1, 2000 without experiencing any year 2000 problem that could reasonably be expected to cause a Material Adverse Effect. At the request of the Administrative Agent, the Borrower shall provide or cause to be provided to the Administrative Agent with assurance and substantiation (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the year 2000 capability of the Borrower and its abilities to conduct its business and operations before, on and after January 1, 2000 without experiencing a year 2000 problem causing a Material Adverse Effect. For purposes hereof, "year 2000 problem" means the failure of computer-based and other systems or equipment, whether of the Borrower or otherwise, to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999, and any reprogramming errors resulting therefrom.

                  SECTION 4.10. FURTHER ASSURANCES. The Parent Guarantor, the Borrower and Capital shall from time to time to execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or Capital that may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Parent Guarantor, the Borrower and Capital will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Parent Guarantor, the Borrower or Capital for such governmental consent, approval, recording, qualification or authorization.

                  SECTION 4.11. CONSOLIDATED INTEREST COVERAGE RATIO. The Parent Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent Guarantor (or, if less, the number of full fiscal quarters subsequent to the Closing Date) to be less than
2.5 to 1.0.

                  SECTION 4.12. MAINTENANCE OF NET WORTH. The Parent Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, permit Consolidated Net Worth as of the last day of any fiscal quarter of the Parent Guarantor to be less than $80.0 million.

                  SECTION 4.13. INCURRENCE OF INDEBTEDNESS. The Borrower and Capital shall not, create, incur, assume or suffer to exist any Indebtedness, except the Loans and the Guarantee Obligations of Capital pursuant to the Guarantee and Collateral Agreement and the Exchange Notes issued pursuant to
Section 4.30.

                  SECTION 4.14. LIENS. The Borrower and Capital shall not create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or Capital, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; or

                  (d) Liens created pursuant to the Security Documents.

                  SECTION 4.15. RESTRICTED PAYMENTS. The Borrower and Capital shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or Capital, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or Capital (collectively, "RESTRICTED PAYMENTS"), except that:

                  (a) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay servicing fees to the Parent Guarantor expressly permitted by Section 4.25;

                  (b) so long as the Borrower is a limited liability company treated as a partnership or an entity disregarded as separate from its owner for federal and state income tax purposes (and prior to any distribution of any Tax Amount, the Borrower delivers an Officers' Certificate to such effect) and no Default or Event of Default has occurred and is continuing under this Agreement, distributions to members of the Borrower in an amount, with respect to any period beginning after August 2, 1999, not to exceed the Tax Amount for such period; PROVIDED, HOWEVER, that no such distributions may be made with respect to any period including any date on or before August 2, 1999, and PROVIDED, FURTHER, HOWEVER, that distributions under this Section 4.15(b) may not be made prior to, and no later than two days after, the date on which taxes are actually paid by such members for such period with respect to the Taxable Income of the Borrower; and

                  (c) Capital may make Restricted Payments to the Borrower.

                  SECTION 4.16. LIMITATION ON INVESTMENTS. The Borrower and Capital shall not make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "INVESTMENTS"), except, in the case of the Borrower, Permitted Investments.

                  SECTION 4.17. LIMITATION ON MODIFICATIONS OF GOVERNING DOCUMENTS. Each of the Borrower and Capital shall not amend or permit the amendment of its Governing Documents in any manner reasonably determined by the Administrative Agent to be materially adverse to the Lenders.

                  SECTION 4.18. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Borrower and Capital shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower, and (c) upon fair and reasonable terms no less favorable to the Borrower, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, and, in addition, the foregoing has been determined to be accurate by the disinterested members of the Management Committee of the Borrower. Notwithstanding the foregoing, after the Conversion Date the Borrower may make payments to the Parent Guarantor under the Servicing Agreement pursuant to
Section 4.25.

                  SECTION 4.19. SALE AND LEASEBACK TRANSACTIONS The Borrower and Capital shall not enter into any arrangement with any Person providing for the leasing by the Borrower or Capital of Property that has been or is to be sold or transferred by the Borrower or Capital to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or Capital.

                  SECTION 4.20. LIMITATION ON DISPOSITION OF PROPERTY. Each of the Borrower and Capital shall not dispose of any of its Property (including, without limitation, any Consumer Receivables, other receivables and leasehold interests), whether now owned or hereafter acquired; PROVIDED, that the Borrower may dispose of Property that, together with all other Property of the Borrower previously disposed since the Closing Date, does not exceed $1.0 million.

                  SECTION 4.21. LIMITATION ON CAPITAL MARKET TRANSACTIONS. The Parent Guarantor shall not, and shall cause its Subsidiaries not to, enter into any agreement with respect to or consummate any Capital Markets Transaction, unless the Net Cash Proceeds thereof are applied in accordance with Section 2.5(a).

                  SECTION 4.22. LIMITATION ON LINES OF BUSINESS. The Borrower shall not engage in any business other than the business of owning and liquidating Consumer Receivables and all activities ancillary thereto.

                  SECTION 4.23. STAY, EXTENSION AND USURY LAWS.. Each of the Borrower, Capital and the Parent Guarantor covenants (to the extent that they may lawfully do so) that they shall not, and shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants in or the performance of this Agreement; and the Parent Guarantor, the Borrower and Capital (to the extent that Capital may lawfully do so) waive, all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION 4.24. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of the principal amount of such Lender's Loans pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a prepayment price in cash equal to the aggregate principal amount thereof plus (i) accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of prepayment and (ii) the Change of Control Fee thereon (collectively, the "CHANGE OF CONTROL Payment"). Within 10 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures set forth below.

                  (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Loan Register. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to Section 4.4(b)(i) and (ii). The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer.

                  (c) On the Change of Control Payment Date, the Borrower shall
(i) repay all Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control Offer, (ii) pay the Change of Control Payment for each such Loan (or portion thereof) elected to be repaid and (iii) deliver to each such Lender a new Bridge Note equal in principal amount (excluding premiums, if any) to the unpurchased portion of the corresponding Bridge Note surrendered, if any. The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  SECTION 4.25. SERVICING OF CONSUMER RECEIVABLES.At all times prior to the Conversion Date, the Parent Guarantor shall service all of the Consumer Receivables owned by the Borrower in accordance with the terms of the Servicing Agreement at no cost to the Borrower. Commencing on the Conversion Date, if the conditions precedent set forth in Section 2.2 are satisfied, the Parent Guarantor shall continue to service all of the Consumer Receivables owned by the Borrower in accordance with the terms of the Servicing Agreement, for which it shall receive 40% of the net proceeds of such Consumer Receivables (as net proceeds are computed under the definition thereof in the Servicing Agreement).

                  SECTION 4.26. SUBSIDIARIES. The Borrower shall not form, create or acquire by any means any Subsidiary other than Capital or maintain any Investments in any other Person other than the Investments permitted by Section 4.16.

                  SECTION 4.27. LIMITATION ON THE ACTIVITIES OF CAPITAL. Capital shall not hold any assets (including, without limitation, any Consumer Receivables), become liable for any obligations other than the Exchange Notes and its Guarantee Obligations with respect to the Loans or engage in any business activities.

                  SECTION 4.28. BLOCKED ACCOUNT AND LOCK-BOX AGREEMENT. Each of the Borrower, Capital and the Parent Guarantor covenants that on or prior to August 16, 1999, each of the Borrower, Capital and the Parent Guarantor shall enter into a blocked account and lock-box agreement in a form reasonably acceptable to the Lenders (the "BLOCKED ACCOUNT AND LOCK-BOX AGREEMENT") with the Administrative Agent and a third party bank (the "BANK") acceptable to the Lenders, pursuant to which a Collateral Account (as such term is defined in the Guarantee and Collateral Agreements) shall be established with the Bank. The Blocked Account and Lock-Box Agreement shall provide, among other things, that:

                  (a) all Proceeds (as such term is defined in the Guarantee and Collateral Agreements) from Consumer Receivables shall be directly deposited by the payor thereon in the Collateral Account and all other Proceeds from the Collateral securing the obligations of the Borrower or Capital, and all Net Cash Proceeds from any Capital Markets Transaction received by any of the Borrower, Capital, the Parent Guarantor or any of its Subsidiaries or other direct or indirect parent holding company of any of the foregoing, and all other amounts received in or converted into cash solely by either the Borrower or Capital, shall within one business day of receipt thereof or conversion thereto be deposited by the Parent Guarantor, the Borrower or Capital, as applicable, in the Collateral Account;

                  (b) each of the Parent Guarantor, the Borrower and Capital shall grant to the Administrative Agent, for the ratable benefit of the Lenders, a present and continuing first priority security interest in (i) the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account, (ii) all contract rights, claims and privileges in respect of the Collateral Account and the right to enforce the same and receive payment thereunder, and (iii) all cash, checks, drafts, bills of exchange, commercial paper of any kind whatsoever, money orders and other items of value of any of the Parent Guarantor, the Borrower or Capital now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to the Bank or any agent, bailee, or custodian thereof for deposit in the Collateral Account, and all Proceeds of the foregoing;

                  (c) the Collateral Account shall be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Lenders subject to withdrawal only by the Administrative Agent for the account of the Lenders as provided in Section 2.9(e) hereof, and none of the Parent Guarantor, the Borrower nor Capital nor any Person claiming by, through or under the Parent Guarantor, the Borrower or Capital shall have any rights, title or interest in, or control over the use of, or any right to withdraw any amount from, the Collateral Account; and

                  (d) all Proceeds (whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever or other documents) not deposited in the Collateral Account by the payor thereon shall be promptly deposited by the Parent Guarantor, its Subsidiaries, the Borrower or Capital in precisely the form received, except for its endorsement when required, directly in the Collateral Account and, until so turned over, shall, from the moment received by any of the Parent Guarantor, its Subsidiaries, the Borrower or Capital until deposited in the Collateral Account, be held by such Person segregated from other assets and in trust for the Administrative Agent and the Lenders and shall not be commingled with any other property or funds of such Person or any other Person.

                  Such Blocked Account and Lock-Box Agreement shall also contain such other provisions that are customary for agreements of that kind, and as may be reasonably requested by any Lender.

                  Simultaneously with the execution of the Blocked Account and Lock-Box Agreement, the Borrower shall provide the Lenders and the Administrative Agent with an opinion of counsel that the Blocked Account and Lock-Box Agreement, together with any other related filings, are sufficient to create a perfected security interest in the Collateral Account for the Administrative Agent on behalf of the Lenders.

                  SECTION 4.29. ACQUISITION OF CONSUMER RECEIVABLES. The Parent Guarantor shall not, and shall not permit any of its Subsidiaries (other than the Borrower) or any entity that would be a Subsidiary but for the proviso to the definition of "Subsidiary" set forth in Section 1.1, to acquire any Consumer Receivables at any time that the Borrower is holding any of its assets in the form of cash or Cash Equivalents (other than Available Funds). Consumer Receivables acquired by the Borrower shall be of like kind and quality in all material respects as those that are customarily acquired by Parent Guarantor and Parent Guarantor's other Subsidiaries (or any entity that would be a Subsidiary but for the proviso to the definition of "Subsidiary" set forth in Section 1.1) on a basis consistent with past practices. The Identified Portfolios shall not be acquired by the Parent Guarantor or any of its Subsidiaries (or any entity that would be a Subsidiary but for the proviso to the definition of "Subsidiary" set forth in Section 1.1) other than the Borrower. As of November 30, 1999, the weighted average cost of each dollar of Consumer Receivables acquired by the Borrower shall not be in excess of ten cents. Upon the acquisition of Consumer Receivables by the Borrower, the Borrower shall provide prompt (but not longer than three business days') written notice of such acquisition to each Lender. Such notice shall describe in reasonable detail the terms of the acquisition and the Consumer Receivables acquired and shall include a copy of any definitive acquisition agreement relating thereto. Within five business days of the commencement of payment by an obligor under any Consumer Receivables owned by the Borrower or such obligor's entry into arrangements with respect to making payment on such Consumer Receivables, the Borrower shall notify such obligor on such Consumer Receivables that all amounts paid by such obligor in respect thereof shall be paid directly into the Collateral Account under the Blocked Account and Lock-Box Agreement and shall use its best efforts to cause such obligors to do so. None of the Borrower, Capital, the Parent Guarantor or any of its Subsidiaries shall engage in any collection activity with respect to any of the Borrower's Consumer Receivables at any time prior to the execution of the Blocked Account and Lock-Box Agreement in accordance with the requirements of Section 4.28 and the satisfaction of the remaining provisions of Section 4.28 .

                  SECTION 4.30. EXCHANGE OF TERM LOANS. Following the Conversion Date, the Parent Guarantor, the Borrower and Capital shall, on the 20th business day following the written request (the "EXCHANGE REQUEST") of any Lender:

                  (a) Execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, a Senior Secured Note Indenture which shall provide for the issuance of debt securities in principal amount and containing the same terms as those of the Term Loans, including, without limitation, security and guarantee provisions (the "SENIOR SECURED NOTE INDENTURE"), if such a Senior Secured Note Indenture has not previously been executed and delivered;

                  (b) Execute and deliver to such Lender in accordance with the Senior Secured Note Indenture a note in the form attached to the Senior Secured
Note Indenture (the "EXCHANGE NOTES") to be issued by the Borrower and Capital as co-obligors and guaranteed by the Parent Guarantor on the same terms as its guarantee of the Term Loan and bearing a fixed interest rate equal to the rate in effect for such Term Loan dated the date of the issuance of such Exchange Note, payable to the order of such Lender, in the same principal amount as such Term Loan (or portion thereof) being exchanged, and the Parent Guarantor shall endorse its guarantee thereon; and

                  (c) Execute and deliver to such Lender a registration rights agreement if such registration rights agreement has not previously been executed and delivered or, if such registration rights agreement has previously been executed and delivered and such Lender is not already a party thereto, permit such Lender to become a party thereto, which registration rights Agreement shall provide for:

                  (i) An effective shelf registration statement under the Securities Act covering the Exchange Notes within 180 days of receipt by the borrower of any Exchange Request;

                  (ii) Liquidated damages with terms substantially as follows: if (a) a registration statement has not been declared effective by the SEC on or prior to the 180th day after receipt by the Borrower of any Exchange Request or
(b) a registration statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose at any time within the time period required for effectiveness in subsection (i) above because either (1) any event occurs as a result of which the related prospectus forming part of such registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, (2) it shall be necessary to amend such registration statement, or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder or (3) the Borrower shall have failed to perform any of its covenants, or shall have breached any of its representations or warranties, in such registration rights agreement, and, in each case, such registration statement is not succeeded within five business days by a post-effective amendment to the registration statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (1) through (3), a "registration default"), the Borrower, the Parent Guarantor and Capital shall jointly and severally agree to pay liquidated damages to each holder of Exchange Notes and each Lender, with respect to the first 90-day period immediately following the occurrence of such registration default (beginning on the date such registration default occurs), in an amount equal to .25% per annum times the principal amount of Exchange Notes or Loans, as the case may be, held by such holder. The amount of such liquidated damages shall increase on each 90-day anniversary of the day the first registration default occurred by an additional .25% per annum on the principal amount of Exchange Notes and Loans for so long as any registration default continues until all registration defaults have been cured, up to a maximum amount of liquidated damages equal to 1.0% per annum on the principal amount of Exchange Notes and Loans. All liquidated damages shall be calculated based on the actual number of days elapsed and a 360 day year and all accrued liquidated damages shall be paid to each record holder of Exchange Notes in cash, except if the interest rate on the Exchange Notes exceeds 15%, liquidated damages shall be paid in the form of additional Exchange Notes having a principal amount equal to the amount of such liquidated damages; provided that such additional Exchange Notes shall be in denominations of $1,000 and integral multiples thereof and that any difference between such liquidated damages owing and such additional Exchange Notes shall be paid in cash by wire transfer of immediately available funds or by federal funds check on each Interest Payment Date, as provided in the Exchange Note Indenture or this Agreement, as applicable. Following the cure of all registration defaults relating to any particular Exchange Note, the accrual of liquidated damages with respect to such registration default will cease.

                  (iii) such other customary terms.

                  The Exchange Request shall specify the principal amount of the Term Loans to be exchanged pursuant to this Section 4.30. Bridge Notes delivered to the Borrower under this Section 4.30 in exchange for Exchange Notes shall be cancelled by the Borrower, and the corresponding amount of the Term Loan deemed repaid, and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Secured Note Indenture.

                  The bank or trust company acting as trustee under the Senior Secured Note Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in the City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50.0 million and is reasonably acceptable to the Lenders.

                  SECTION 4.31. PAYMENTS FOR CONSENT The Company, Capital and the Parent Guarantor shall not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any

Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Bridge Loan Agreement or any Related Document unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE V.
                                   CONDITIONS

                  The obligation of each of the Lenders to make Bridge Loans is subject to (i) the representations and warranties of the Borrower, Capital and the Parent Guarantor in Article III being true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) on or prior to the Closing Date, the Borrower, Capital and the Parent Guarantor, as the case may be, having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions:

                  SECTION 5.1. CORPORATE AND OTHER PROCEEDINGS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Bridge Loans and all documents incidental thereto not previously found acceptable by the Administrative Agent shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

                  (a) a certified copy of the Borrower's, Capital's and the Parent Guarantor's charters, in each case together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower, Capital and the Parent Guarantor issued by the appropriate government officials of the respective jurisdiction of its formation and of each jurisdiction in which the Borrower, Capital or the Parent Guarantor owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

                  (b) a copy of the Borrower's operating agreement and the Parent Guarantor's and Capital's bylaws, in each case certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries;

                  (c) resolutions of the Borrower's, Capital's and the Parent Guarantor's Board of Director or Management Committee, as applicable, approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any other documents, instruments and certificates required to be executed by the Borrower, Capital or the Parent Guarantor in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Bridge Notes, the Exchange Notes and the Escrowed Warrants, each certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

                  (d) signature and incumbency certificates of the Borrower's, Capital's and the Parent Guarantor's Officers executing this Agreement and the Bridge Notes and any other documents executed in connection therewith;

                  (e) executed copies of this Agreement and the Bridge Notes, drawn to the order of the Lenders;

                  (f) executed copies of the Guarantee and Collateral Agreement and the Parent Guarantee and Collateral Agreement;

                  (g) an Officers' Certificate from the Borrower, Capital and the Parent Guarantor in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties in Article III are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower, Capital or the Parent Guarantor, as the case may be, has performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the transactions contemplated by this Agreement have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the Administrative Agent's prior written consent;

                  (h) true and correct copies of each of the other Loan Documents, each of which shall be satisfactory in form and substance to each of the Lenders; and

                  (i) all authorizations, consents and approvals required by
Section 5.15.

                  SECTION 5.2. NO MATERIAL ADVERSE CHANGE. No material adverse change (including any event which, in the opinion of the Lenders, is reasonably likely to result in such a material adverse change) in the business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise), management, prospects or value of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries taken as a whole, shall have occurred since the date of the most recent audited financial statements of the Parent Guarantor delivered to the Lenders as of June 10, 1999, and no material inaccuracy in such financial statements shall exist.

                  SECTION 5.3. NO EVENT OF DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default.

                  SECTION 5.4. JUDGMENTS, ETC.. There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated by this Agreement or (b) any pending or threatened action, suit, investigation or proceeding which, if adversely determined, could materially adversely affect the ability of the Borrower, Capital or the Parent Guarantor to perform any of their respective obligations under this Agreement or the other Loan Documents or the ability of the Lenders to exercise their rights thereunder.

                  SECTION 5.5. NO CHANGES IN FINANCIAL MARKETS. No material adverse change in the financial or capital markets generally, or in the market for high yield debt or bridge loans in particular, shall have occurred which, in the judgment of the Lenders, would make it impractical or inadvisable to proceed with the funding of the Bridge Loans or the sale of permanent securities to refinance the Bridge Loans. No banking moratorium shall have been declared by Federal or New York State banking officials.

                  SECTION 5.6. DUE DILIGENCE. The Lenders and their counsel shall have completed business due diligence as well as all legal, environmental, tax, pension, regulatory and accounting due diligence reviews of the business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise), management, prospects and value of each of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries and, in each case, shall be satisfied with the results thereof.

                  SECTION 5.7. ESCROW AGREEMENT. The Borrower, Capital, the Parent Guarantor and the Escrow Agent shall have entered into the Escrow Agreement, and a fully executed copy of the Escrow Agreement shall have been delivered to each of the Lenders.

                  SECTION 5.8. ESCROWED WARRANTS. The Parent Guarantor shall have issued the Escrowed Warrants into escrow and delivered the Escrowed Warrants to the Escrow Agent as contemplated by the Escrow Agreement. The Parent Guarantor shall have authorized and reserved for issuance upon exercise of the Escrowed Warrants the Escrowed Warrant Shares.

                  SECTION 5.9. EQUITY REGISTRATION RIGHTS AGREEMENT. The Parent Guarantor and the Administrative Agent shall have entered into the Equity Registration Rights Agreement and a fully executed copy of the Equity Registration Rights Agreement shall have been delivered to each of the Lenders.

                  SECTION 5.10. DELIVERY OF OPINIONS. The Lenders and the Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (i) Hogan & Hartson L.L.P., counsel for the Borrower, Capital and the Parent Guarantor, in the form of EXHIBIT K hereto and addressed to the Lenders and (ii) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Administrative Agent shall have reasonably requested.

                  SECTION 5.11. PAYMENT OF FEES. On or before the Closing Date, the Borrower or the Parent Guarantor shall have paid to the Lenders and their Affiliates the fees payable on the Closing Date pursuant to Section 2.12 and the Fee Letter.

                  SECTION 5.12. NO BREACH UNDER FEE LETTER. Neither the Borrower nor the Parent Guarantor shall be in breach or violation of any of its obligations under the Fee Letter and the Fee Letter shall be in full force and effect.

                  SECTION 5.13. CONSENTS AND APPROVALS; NO CONFLICTS. On or before the Closing Date, all governmental, shareholder and third-party consents and approvals necessary or desirable in connection with the transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the transactions contemplated hereby or that could seek or threaten any of the foregoing. The consummation of the transactions contemplated hereby shall not violate, conflict with or constitute a breach or default under the charter or by-laws of any of the Borrower, Capital, the Parent Guarantor or the Parent Guarantor's Subsidiaries, any material agreement to which any of the Borrower, Capital, the Parent Guarantor or the Parent Guarantor's Subsidiaries is a party or any law, regulation, rule, court order, judgment, decree or other governmental ruling applicable to any of the Borrower, Capital, the Parent Guarantor or the Parent Guarantor's Subsidiaries.

                  SECTION 5.14. MARGIN REGULATIONS. The making of the Bridge Loans in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, Regulation U or Regulation X or any other regulation of the Board.

                  SECTION 5.15. SATISFACTORY FINANCIAL STATEMENTS. The Lenders shall have received and, in each case, approved all audited, unaudited and PRO FORMA financial statements of the Borrower and the Parent Guarantor and all completed, probable and pending acquisitions meeting the requirements of Regulation S-X under the Securities Act applicable to a Registration Statement on Form S-1.

                  SECTION 5.16. PLEDGED STOCK; STOCK POWER. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Parent Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  SECTION 5.17. FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 4.14), shall be in proper form for filing, registration or recordation and delivered to the Administrative Agent.

                  SECTION 5.18. YEAR 2000 COMPLIANCE. The Lenders shall be satisfied that (a) the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the companies as a result of what is commonly referred to as the "Year 2000 Problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of the companies to successfully address the Year 2000 Problem, and (b) the material computer applications of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries and those of their key vendors and customers will, on a timely basis, adequately address the Year 2000 Problem in all material respects.

                  ARTICLE VI. TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS AND THE SECURITIES; REPRESENTATIONS OF LENDERS; PARTICIPATIONS

                  SECTION 6.1. TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING THE LOANS AND THE SECURITIES. Each Lender acknowledges that none of the Loans, the instruments evidencing such Loans and the Securities have been registered under the Securities Act and represents and agrees that it is acquiring the Loans, the instruments evidencing such Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Loans, the instruments evidencing such Loans or the Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, and otherwise in compliance with, the Securities Act. Each Lender represents, warrants, covenants and agrees to and with the Borrower, Capital and the Parent Guarantor that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower, Capital and the Parent Guarantor may rely upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each of the Lenders acknowledges that the instruments evidencing the Loans and the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act.

                  Subject to the provisions of the previous paragraph, the Borrower, Capital and the Parent Guarantor agree that, with the consent of the Administrative Agent, each Lender will be free to sell or transfer all or any part of the Loans, the instruments evidencing the Loans or the Securities (including, without limitation, participation interest in the Loans) to any third party and to pledge any or all of the Securities to any commercial bank or other institutional lender.

                  SECTION 6.2. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations hereunder and under the Loan Documents. Such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of EXHIBIT A or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

                  SECTION 6.3. PERMITTED PARTICIPANTS; EFFECT.

                  (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Bridge Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Maturity Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

                  (c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 2.11 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 2.11 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 2.11, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.11 as if each Participant were a Lender.

                  SECTION 6.4. DISSEMINATION OF INFORMATION. The Borrower, Capital and the Parent Guarantor authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower, Capital, the Parent Guarantor and the Parent Guarantor's Subsidiaries.

                  SECTION 6.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any

State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of
Section 2.10.

                  SECTION 6.6. REPLACEMENT SECURITIES UPON TRANSFER OR EXCHANGE. Upon surrender of any Securities by any Lender in connection with any permitted transfer or exchange, the Borrower, Capital and/or the Parent Guarantor, as applicable, will execute and deliver in exchange therefor a new Security or Securities of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

                  SECTION 6.7. REGISTER. The Administrative Agent on behalf of the Borrower shall maintain a register of the principal amount of the Loans held by each Lender and any interest due and payable with respect thereto. The Administrative Agent will allow any Lender to inspect and copy such register at the Administrative Agent's principal place of business during normal business hours.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

                  SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

                  (a) any representation or warranty made or deemed made by the Borrower, Capital or the Parent Guarantor herein or that is contained in any certificate, document or financial or other statement furnished by either of them at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (b) the Borrower defaults in the payment of the principal of or premium on any of the Loans when the same shall become due and payable, whether at stated maturity, upon acceleration, upon redemption, or otherwise;

                  (c) the Borrower defaults in the payment of any interest upon any of the Loans when the same becomes due and payable and such default continues for five calendar days;

                  (d) the Borrower defaults in the payment of any other Obligations payable under this Agreement or any of the other Loan Documents and such default continues for five calendar days;

                  (e) the Borrower, Capital or the Parent Guarantor fails to observe or perform any of its negative covenants contained in Article IV or any of its covenants contained in Sections 4.24, 4.28 or 4.29;

                  (f) the Parent Guarantor fails to deposit any amounts its receives from obligors, directly or indirectly, from servicing the Borrower's Consumer Receivables into the Collateral Account created under the Blocked Account and Lock-Box Agreement within the time limitations set forth in Section 4.28;

                  (g) the Borrower, Capital or the Parent Guarantor fails to observe or perform any of its covenants or agreements (other than those set forth in clauses (e) and (f) above) contained in any of the Loan Documents, and such failure continues for a period of 30 days;

                  (h) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower, Capital or the Parent Guarantor (or the payment of which is guaranteed by the Borrower, Capital or the Parent Guarantor), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, PROVIDED, that the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default aggregates $5.0 million;

                  (i) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Borrower, Capital or the Parent Guarantor, and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, if the aggregate of all such undischarged judgments exceeds $5.0 million;

                  (j) the Parent Guarantor, the Borrower, Capital or any Material Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (i) commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v) admits in writing that it cannot pay its debts as they become due; or

                    (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Parent Guarantor, the Borrower, Capital or any Material Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Material Subsidiary in an involuntary case;

                    (ii) appoints a Custodian of the Parent Guarantor, the Borrower, Capital or any Material Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Material Subsidiary or for all or substantially all of the property of the Parent Guarantor, the Borrower, Capital or any Material Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Material Subsidiary; or

                    (iii) orders the liquidation of the Parent Guarantor, the Borrower, Capital or any Material Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Material Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (l) The Guarantee Obligations of the Parent Guarantor under the Parent Guarantee and Collateral Agreement or of Capital under the Guarantee and Collateral Agreement shall be held in any final judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Parent Guarantor, Capital, or any Person acting on behalf of the Parent Guarantor or Capital, shall deny or disaffirm its Guarantee Obligations thereunder;

                  (m) Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any of the Borrower, Capital or the Parent Guarantor, or any Affiliate of the Borrower, Capital or the Parent Guarantor, shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (n) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, Capital, the Parent Guarantor or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, Capital, the Parent Guarantor or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower, Capital, the Parent Guarantor or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed $5.0 million with respect to such fiscal year, (vii) the Borrower, Capital, the Parent Guarantor or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) that, in the aggregate, exceed $5.0 million or (viii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect.

                  SECTION 7.2. ACCELERATION. If any Event of Default (other than an Event of Default specified in Section 7.1(j) or 7.1(k)) occurs and is continuing, the Lenders holding at least 50% in aggregate principal amount of the then outstanding Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Loans to be immediately due and payable. Upon such declaration, all Obligations in respect of the Loans shall become immediately due and payable immediately. If an Event of Default specified in Section 7.1(j) or 7.1(k) occurs, all Obligations in respect of the Loans shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of any Lender.

                  SECTION 7.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

                  SECTION 7.4. DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

                  SECTION 7.5. WAIVER OF PAST DEFAULTS. The Majority Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                  SECTION 7.6. RIGHTS OF LENDERS TO RECEIVE PAYMENT. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Loans and Bridge Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Bridge Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                  ARTICLE VIII.
                                   TERMINATION

                  SECTION 8.1. TERMINATION. The Lenders, by notice to the Borrower, may terminate this Agreement at any time after 5:00 p.m. New York City time on August 2, 1999 if the Bridge Loans had not been funded at such time.

                  SECTION 8.2. SURVIVAL OF CERTAIN PROVISIONS. If this Agreement is terminated pursuant to this Article VIII, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower, Capital and the Parent Guarantor to reimburse the Lenders and the Administrative Agent for all of their out-of-pocket expenses pursuant to
Section 11.1 and (ii) the indemnity provisions contained in Article IX shall, in each case, remain operative and in full force and effect.

                                   ARTICLE IX.
                                    INDEMNITY

                  SECTION 9.1. INDEMNIFICATION. In the event that the Administrative Agent, any Lender or any Affected Party or any of their respective directors, officers, employees, affiliates or agents (the "INDEMNIFIED PARTIES") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this Agreement (including the use of the proceeds of the Loans), the Borrower, Capital and the Parent Guarantor (and any successors thereto), (collectively, the "INDEMNIFYING PARTIES"), will reimburse such Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred. The Indemnifying Parties also agree to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this Agreement (including the use of the proceeds of the Loans), unless (and only to the extent that) it shall be finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The Indemnified Parties will promptly notify the Indemnifying Parties upon receipt of written notice of any claim or threat to institute a claim; PROVIDED that any failure by the Indemnified Parties to give such notice shall not relieve the Indemnifying Parties from the obligation to indemnify the Indemnified Parties.

                  (b)If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnified Parties in respect of which indemnity may be sought hereunder, the Indemnifying Parties shall be entitled to assume the defense thereof with counsel selected by the Indemnifying Parties (which counsel shall be reasonably satisfactory to such Indemnified Parties) and after notice from the Indemnifying Parties to such Indemnified Parties of their election so to assume the defense thereof, the Indemnifying Parties will not be liable to such Indemnified Parties hereunder for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation and such other expenses as have been approved in advance; PROVIDED that (i) if counsel for such Indemnified Parties determines in good faith that there is a conflict that requires separate representation for the Indemnifying Parties, on the one hand, and such Indemnified Parties, on the other hand, or (ii) the Indemnifying Parties fail to assume or proceed in a timely and reasonable manner with the defense of such action or fail to employ counsel reasonably satisfactory to such Indemnified Parties in any such action, then, in either such event, such Indemnified Parties shall be entitled to select one primary counsel (in addition to any necessary local counsel) of their own choice to represent such Indemnified Parties, and the Indemnifying Parties shall not, or shall no longer, be entitled to assume the defense thereof on behalf of such Indemnified Parties and such Indemnified Parties shall be entitled to indemnification for their expenses (including fees and expenses of such counsel) to the extent provided in the preceding paragraph. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Indemnifying Parties and any counsel designated by the Indemnifying Parties. Nothing contained herein shall preclude any Indemnified Parties, at their own expense, from retaining additional counsel to represent such Indemnified Parties in any action with respect to which indemnity may be sought from the Indemnifying Parties hereunder.

                  SECTION 9.2. INDEMNITY NOT AVAILABLE. If the indemnification provided for herein is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then the Indemnifying Parties, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses (i) in such portion as is appropriate to reflect the relative benefits received by the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other, from the transactions contemplated by this Agreement (whether or not consummated) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

                  SECTION 9.3. SETTLEMENT OF CLAIMS. The Indemnifying Parties shall not be liable under this Agreement for any settlement made by any Indemnified Parties without the Indemnifying Parties' prior written consent, and the Indemnifying Parties agree to indemnify and hold harmless any Indemnified Parties from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Indemnifying Parties. The Indemnifying Parties shall not settle any such claim or action without the prior written consent of the Indemnified Parties unless such settlement provides for a full release of claims against the Indemnified Parties.

                  SECTION 9.4. APPEARANCE EXPENSES. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower, Capital, the Parent Guarantor or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Parent Guarantor, the Borrower and Capital agree to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

                  SECTION 9.5. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Authority (whether or not having the force of law):

                  (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Bridge Notes or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or any of the other Loan Documents, (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's negligence or willful misconduct), but excluding (i) federal, state or local taxes based on net income incurred by such Affected Party arising out of or under this Agreement or any of the other Loan Documents) and (ii) any taxes, levies, imposts, deductions, charges or withholding specifically excluded under
         Section 2.10(a);

                  (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit or similar requirement against assets of the Borrower, Capital and the Parent Guarantor held by, credit to the Borrower, Capital and the Parent Guarantor extended by, deposits of the Borrower, Capital and the Parent Guarantor with or for the account of, or other acquisition of funds of the Borrower, Capital and the Parent Guarantor by, any Affected Party;

                  (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

                  (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any of the other Loan Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, any of the other Loan Documents, the obligations hereunder or thereunder or the funding of the Loans hereunder, the Affected Party may notify the Indemnifying Party of the amount of such increase, reduction, or imposition, and the Indemnifying Parties hereby jointly and severally agree to pay to the Affected Party the amount the Affected Party deems necessary to compensate the Affected Party for such increase, reduction or imposition which determination shall be conclusive. Such amounts shall be due and payable by the Indemnifying Parties 15 days after such notice is given.

                  SECTION 9.6. SURVIVAL OF INDEMNIFICATION. The provisions contained in this Article IX shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.

                  SECTION 9.7. LIABILITY NOT EXCLUSIVE; PAYMENTS. The agreements of each Indemnifying Party in this Article IX shall be in addition to any liability that each may otherwise have. All amounts due under this Article IX shall be payable as incurred upon written demand therefor.



                                   ARTICLE X.
                            THE ADMINISTRATIVE AGENT

                  SECTION 10.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent hereby agrees that it will promptly provide the written notice to the Escrow Agent referred to in Section 2(a) of the Escrow Agreement if the Bridge Loans have not been paid in full on or before May 2, 2000 and that it will promptly deliver the Escrowed Warrants upon receipt thereof from the Escrow Agent. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  SECTION 10.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  SECTION 10.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, the Parent Guarantor or Capital or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower, the Parent Guarantor or Capital to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, the Parent Guarantor or Capital.

                  SECTION 10.4. RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Bridge Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, the Parent Guarantor or Capital), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Bridge Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  SECTION 10.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower, the Parent Guarantor or Capital referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  SECTION 10.6. NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Parent Guarantor or Capital, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower, the Parent Guarantor and Capital and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is either a qualified institutional buyer within the meaning of Rule 144A under the Securities Act or an accredited investor that is not an individual within the meaning of Regulation D under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower, the Parent Guarantor and Capital. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Borrower, the Parent Guarantor or Capital, which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 10.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower, Capital or the Parent Guarantor and without limiting the obligation of the Borrower, the Parent Guarantor and Capital to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.

                  SECTION 10.8. ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Bridge Note issued to it the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  SECTION 10.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                                   ARTICLE XI.
                                  MISCELLANEOUS

                  SECTION 11.1. EXPENSES; DOCUMENTARY TAXES. The Borrower, Capital and the Parent Guarantor hereby jointly and severally agree to pay (a) all reasonable out-of-pocket expenses of the Lenders and the Administrative Agent (including, without limitation, expenses incurred in connection with due diligence of the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the reasonable fees and disbursements of legal counsel to the Lenders and the Administrative Agent in connection with the transactions contemplated herein, including in each case those incurred prior to the date hereof. The Borrower, Capital and the Parent Guarantor hereby jointly and severally agree to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any

Governmental Authority by reason of the execution and delivery, or the terms, of this Agreement or any of the other Loan Documents.

                  SECTION 11.2. NOTICES. All notices and other communications pertaining to this Agreement or any Bridge Note shall be in writing and shall be delivered (a) in Person (with receipt acknowledged) or (b) by overnight courier, addressed as follows:

                            (i)    If to the Administrative Agent, to it at:

                                    Norwest Bank Minnesota, National Association
                                    Norwest Center
                                    Sixth and Marquette
                                    Minneapolis, Minnesota 55479-0069
                                    Attention:  Corporate Trust Administration

                            (ii) If to any Lender, to it at its address set forth on EXHIBIT J hereto:

                            (iii) If to the Borrower, Capital or the Parent Guarantor, to it at:

                                    Creditrust SPV99-2, LLC
                                    CRDT SPV99-2 Capital, Inc.
                                    Creditrust Corporation
                                    7000 Security Boulevard
                                    Baltimore, Maryland  21244
                                    Attention:  Chief Executive Officer

                                    with a copy to:

                                    Hogan & Hartson L.L.P.
                                    111 South Calvert Street
                                    Suite 1600
                                    Baltimore, Maryland  21202
                                    Attention:  Henry D. Kahn, Esq.

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section.

                  SECTION 11.3. CONSENT TO AMENDMENTS AND WAIVERS.

                  (a) Except as provided in Section 11.3(b) and except with respect to the provisions of Sections 4.28, 4.29 and 4.30, this Agreement and the Bridge Notes may be amended or supplemented with the consent of the Borrower, the Parent Guarantor and the Majority Lenders and any existing default or compliance with any provision of this Agreement or the Bridge Notes may be waived with the consent of the Majority Lenders. Sections 4.28, 4.29 and 4.30 may be amended or supplemental with the consent of the Borrower, the Parent Guarantor and Lenders holding at least 75% of the then aggregate unpaid principal balance of the Loans. Bridge Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this Section 11.3.

                  (b) Notwithstanding the provisions of Section 11.3(a), without the consent of each Lender affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of, or premium, fees or interest, if any, on the Loans or any other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or (B) payments of principal of, premium, if any, or fees or interest on, the Loans, (vii) release all or substantially all of the Collateral (except as otherwise specifically provided in this Agreement and the Guarantee and Collateral Agreements), (viii) release the Parent Guarantor or Capital from its Guarantee Obligations under the Parent Guarantee and Collateral Agreement or the Guarantee and Collateral Agreement, as applicable, or (ix) make any change in the foregoing amendment and waiver provisions. In addition, without the consent of the Administrative Agent, an amendment or waiver may not release any Person from its payment, reimbursement or indemnity obligations with respect to the Administrative Agent.

                  (c) The Borrower, Capital and the Parent Guarantor shall not, and the Parent Guarantor shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 11.3(a) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                  SECTION 11.4. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Borrower, Capital, the Parent Guarantor, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

                  SECTION 11.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE BRIDGE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER, CAPITAL, THE PARENT GUARANTOR AND EACH OF THE LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER, THE PARENT GUARANTOR AND EACH OF THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, THE PARENT GUARANTOR AND EACH OF THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 11.6. REPLACEMENT NOTES. If any Bridge Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Bridge

Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Bridge Note, upon the delivery by such Lender of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Bridge Note.

                  SECTION 11.7. APPOINTMENT OF AGENT FOR SERVICE. The Borrower designates and appoints Hogan & Hartson L.L.P., 885 Third Avenue, New York, New York 10022, Attention: Andrew Trubin, Esq. and such other Persons as may irrevocably agree in writing to serve as their respective agent to receive on their behalf service of all process in any proceedings in any New York Court, such service being hereby acknowledged by the Borrower to be effective and binding in every respect. If any agent appointed by a the Borrower refuses to receive and forward such service, that the Borrower hereby agrees that service upon it by mail shall constitute sufficient service.

                  SECTION 11.8. MARSHALLING; RECAPTURE. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

                  SECTION 11.9. LIMITATION OF LIABILITY. No claim may be made by the Borrower, Capital, the Parent Guarantor or any other Person against the Administrative Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, Capital and the Parent Guarantor hereby waive, release and agree not to sue, and the Parent Guarantor shall cause each of its Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 11.10. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  SECTION 11.11. CURRENCY INDEMNITY. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

                  SECTION 11.12. WAIVER OF IMMUNITY. To the extent that the Borrower, Capital or the Parent Guarantor has or hereafter may acquire any immunity from:

                  (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower, Capital or the Parent Guarantor owns or leases property or assets or (ii) the United States, the State of New York or any political subdivision thereof; or

                  (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document.

                  SECTION 11.13. FREEDOM OF CHOICE. The submission to the jurisdiction of the courts referred to in this Article XI shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower, Capital or the Parent Guarantor in the courts of any country in which the Borrower, Capital or the Parent Guarantor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

                  SECTION 11.14. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower, Capital and the Parent Guarantor in this Agreement shall bind their respective successors and assigns. Neither the Borrower, Capital nor the Parent Guarantor may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders. Any assignment by any Lender must be made in compliance with Article VI hereof.

                  SECTION 11.15. MERGER. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter that are in addition to the provisions contained herein.

                  SECTION 11.16. SEVERABILITY CLAUSE. In case any provision in this Agreement or any Bridge Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 11.17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Bridge Notes.

                  SECTION 11.18. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Parent Guarantor or any of its Subsidiaries pursuant to this Agreement that is designated by the Parent Guarantor as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any thereof (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section 11.18, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section 11.18, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                                             [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     CREDITRUST SPV99-2, LLC

                                     By Creditrust Corporation, its sole member


                                     By: /s/ Joseph K. Rensin
                                        ---------------------------------------
                                         Name: Joseph K. Rensin
                                         Title: Chairman, President and CEO


                                     CREDITRUST CORPORATION


                                     By: /s/ Joseph K. Rensin
                                        ---------------------------------------
                                         Name: Joseph K. Rensin
                                         Title: Chairman, President and CEO


                                     CRDT SPV99-2 CAPITAL, INC.


                                     By: /s/ Joseph K. Rensin
                                        ---------------------------------------
                                         Name: Joseph K. Rensin
                                         Title: Chairman, President and CEO



NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Administrative Agent


By: /s/ Timothy P. Mondy
   ---------------------------
     Name: Timothy P. Mondy
     Title: Corporate Trust Officer



                                      A-1